Exhibit 99.1

STRATEGIC EDUCATION, INC. REPORTS FIRST QUARTER 2025 RESULTS

HERNDON, Va., April 24, 2025 ― Strategic Education, Inc. (Strategic Education) (NASDAQ: STRA) today announced financial results for the period ended March 31, 2025.

“We are pleased with our first quarter results driven by continued strength across the Education Technology Services segment and ongoing focus on growth through employer partnerships,” said Karl McDonnell, Chief Executive Officer of Strategic Education.

STRATEGIC EDUCATION CONSOLIDATED RESULTS

Three Months Ended March 31
•Revenue increased 4.6% to $303.6 million compared to $290.3 million for the same period in 2024. Revenue on a constant currency basis, which is a non-GAAP financial measure, increased 5.3% to $305.7 million in the first quarter of 2025 compared to $290.3 million for the same period in 2024. For more details on non-GAAP financial measures used in this press release, refer to the information in the Non-GAAP Financial Measures section of this press release.
•Income from operations was $39.8 million or 13.1% of revenue, compared to $41.4 million or 14.2% of revenue for the same period in 2024. Adjusted income from operations, which is a non-GAAP financial measure, was $41.7 million compared to $35.8 million for the same period in 2024. The adjusted operating income margin, which is a non-GAAP financial measure, was 13.7% compared to 12.4% for the same period in 2024.
•Net income was $29.7 million, unchanged from the same period in 2024. Adjusted net income, which is a non-GAAP financial measure, was $31.2 million compared to $26.7 million for the same period in 2024.
•Adjusted EBITDA, which is a non-GAAP financial measure, was $60.0 million compared to $54.3 million for the same period in 2024.
•Diluted earnings per share was $1.24 compared to $1.23 for the same period in 2024. Adjusted diluted earnings per share, which is a non-GAAP financial measure, increased to $1.30 from $1.11 for the same period in 2024. Adjusted diluted earnings per share on a constant currency basis, which is a non-GAAP financial measure, was $1.29. Diluted weighted average shares outstanding increased slightly to 24,065,000 from 24,060,000 for the same period in 2024.

U.S. Higher Education Segment Highlights
•The U.S. Higher Education segment (USHE) is comprised of Capella University and Strayer University.
•For the first quarter, student enrollment within USHE increased slightly to 87,854 compared to 87,731 for the same period in 2024. Our ongoing focus on employers is generating consistent growth in employer affiliated enrollment, but in the first quarter was offset by a decline in unaffiliated enrollment. Employer affiliated enrollment in the first quarter hit an all-time high of 31.2% of USHE enrollment, up from 29.2% during the same period in 2024.
•For the first quarter, FlexPath enrollment was 24% of USHE enrollment compared to 23% for the same period in 2024.
•Revenue increased 0.8% to $221.0 million in the first quarter of 2025 compared to $219.2 million for the same period in 2024, driven by higher first quarter revenue per student.
•Income from operations was $30.0 million in the first quarter of 2025 compared to $28.0 million for the same period in 2024. The operating income margin was 13.6% compared to 12.8% for the same period in 2024.
Education Technology Services Segment Highlights
•The Education Technology Services segment (ETS) is comprised primarily of Enterprise Partnerships, Sophia Learning, and Workforce Edge.

•For the first quarter, average total subscribers at Sophia Learning increased approximately 37% from the same period in 2024.
•As of March 31, 2025, Workforce Edge had a total of 78 corporate agreements, collectively employing approximately 3,890,000 employees.
•Revenue increased 45.2% to $34.3 million in the first quarter of 2025 compared to $23.6 million for the same period in 2024, driven by growth in Sophia Learning subscriptions, higher employer affiliated enrollment, and revenue from new Workforce Edge employer partnerships.
•Income from operations was $13.8 million in the first quarter of 2025 compared to $10.1 million for the same period in 2024. The operating income margin was 40.3% compared to 42.7% for the same period in 2024. Operating margin compression was planned as we continue to invest in branding and staffing to drive current year and future growth.

Australia/New Zealand Segment Highlights
•The Australia/New Zealand segment (ANZ) is comprised of Torrens University, Think Education, and Media Design School.
•For the first quarter, student enrollment within ANZ decreased 0.6% to 20,082 compared to 20,197 for the same period in 2024. Lower international enrollment, resulting from regulatory changes in Australia, was partially offset by progress growing domestic enrollment, which is expected to be a bigger driver of future growth.
•Revenue increased 1.9% to $48.3 million in the first quarter of 2025 compared to $47.4 million for the same period in 2024, driven by higher first quarter revenue per student. Revenue on a constant currency basis, which is a non-GAAP financial measure, increased 6.4% to $50.4 million in the first quarter of 2025 compared to $47.4 million for the same period in 2024, driven by higher first quarter revenue per student.
•Loss from operations was $2.1 million in the first quarter of 2025 compared to loss from operations of $2.3 million for the same period in 2024. Loss from operations on a constant currency basis, which is a non-GAAP financial measure, was $2.2 million in the first quarter of 2025 compared to loss from operations of $2.3 million for the same period in 2024. First quarter operating losses at ANZ are the result of revenue seasonality associated with the Australian summer months.
BALANCE SHEET AND CASH FLOW

At March 31, 2025, Strategic Education had cash, cash equivalents, and marketable securities of $197.6 million and no debt outstanding under its revolving credit facility. For the first three months of 2025, cash provided by operations was $67.7 million compared to $77.6 million for the same period in 2024. Capital expenditures for the first three months of 2025 were $10.3 million compared to $9.2 million for the same period in 2024. Capital expenditures including cloud computing investments, which flow through operating cash flow within other assets, for the first three months of 2025 were $14.8 million compared to $11.6 million for the same period in 2024. During the first three months of 2025, the Company repurchased 391,302 shares of common stock for $32.0 million.
For the first quarter of 2025, consolidated bad debt expense as a percentage of revenue was unchanged from the same period in 2024 at 4.2% of revenue.

COMMON STOCK CASH DIVIDEND

Strategic Education announced today that it declared a regular, quarterly cash dividend of $0.60 per share of common stock. This dividend will be paid on June 2, 2025 to shareholders of record as of May 23, 2025.

CONFERENCE CALL WITH MANAGEMENT

Strategic Education will host a conference call to discuss its first quarter 2025 results at 10:00 a.m. (ET) today. This call will be available via webcast. To access the live webcast of the conference call, please go to www.strategiceducation.com in the Investor Relations section 15 minutes prior to the start time of the call to register. An earnings release presentation will also be posted to www.strategiceducation.com in the Investor Relations section. Following the call, the webcast will be archived and available at www.strategiceducation.com in the Investor Relations section. To participate in the live call, investors should register here prior to the call to receive dial-in information and a PIN.

About Strategic Education, Inc.

Strategic Education, Inc. (NASDAQ: STRA) (www.strategiceducation.com) is dedicated to helping advance economic mobility through higher education. We primarily serve working adult students globally through our core focus areas: 1) U.S. Higher Education, including Capella University and Strayer University, each institutionally accredited, and collectively offer flexible and affordable associate, bachelor’s, master’s, and doctoral programs including the Jack Welch Management Institute at Strayer University, and non-degree web and mobile application development courses through Strayer University’s Hackbright Academy and Devmountain; 2) Education Technology Services, developing and maintaining relationships with employers to build education benefits programs providing employees access to affordable and industry-relevant training, certificate, and degree programs, including through Workforce Edge, a full-service education benefits administration solution for employers, and Sophia Learning, which offers low-cost online general education-level courses that are ACE-recommended for college credit; and 3) Australia/New Zealand, comprised of Torrens University, Think Education, and Media Design School that collectively offer certificate and degree programs in Australia and New Zealand. This portfolio of high quality, innovative, relevant, and affordable programs and institutions helps our students prepare for success in today’s workforce and find a path to bettering their lives.

Forward-Looking Statements
This communication contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as “expect,” “estimate,” “assume,” “believe,” “anticipate,” “may,” “will,” “forecast,” “outlook,” “plan,” “project,” “potential” and other similar words, and include all statements that are not historical facts, including with respect to, among other things, the future financial performance and growth opportunities of Strategic Education; Strategic Education’s plans, strategies and prospects; and future events and expectations. The statements are based on Strategic Education’s current expectations and are subject to a number of assumptions, uncertainties and risks, including but not limited to:

•the pace of student enrollment;
•Strategic Education’s continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as other federal laws and regulations, institutional accreditation standards and state regulatory requirements;
•legislation and other actions by the U.S. Congress, actions by the current administration, rulemaking and other action by the Department of Education or other governmental entities, including without limitation action related to Title IV programs, Department of Education staffing levels, borrower defense to repayment applications, gainful employment, 90/10, increased focus by governmental entities on for-profit education institutions, and including actions by governmental entities in Australia and New Zealand;
•competitive factors;
•risks associated with the opening of new campuses;
•risks associated with the offering of new educational programs and adapting to other changes;
•risks associated with the acquisition of existing educational institutions, including Strategic Education’s acquisition of Torrens University and associated assets in Australia and New Zealand;
•the risk that the benefits of the acquisition of Torrens University and associated assets in Australia and New Zealand may not be fully realized or may take longer to realize than expected;
•the risk that the acquisition of Torrens University and associated assets in Australia and New Zealand may not advance Strategic Education’s business strategy and growth strategy;
•risks relating to the timing of regulatory approvals;
•Strategic Education’s ability to implement its growth strategy;
•the risk that the combined company may experience difficulty integrating employees or operations;
•risks associated with the ability of Strategic Education’s students to finance their education in a timely manner;
•general economic and market conditions; and
•additional factors described in Strategic Education’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Many of these risks, uncertainties and assumptions are beyond Strategic Education’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, these forward-looking statements speak only as of the information currently available to Strategic Education on the date they are made, and Strategic Education undertakes no obligation to update or revise forward-looking statements, except as required by law. Actual results may differ materially from those projected in the forward-looking statements.

For more information contact:

Terese Wilke
Senior Director of Investor Relations
Strategic Education, Inc.
(612) 977-6331
terese.wilke@strategiced.com

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	For the three months ended March 31,
	2024	2025
Revenues	$290,250	$303,590
Costs and expenses:
Instructional and support costs	157,709	158,286
General and administration	96,695	103,596
Restructuring costs	(5,510)	1,914
Total costs and expenses	248,894	263,796
Income from operations	41,356	39,794
Other income	1,794	2,211
Income before income taxes	43,150	42,005
Provision for income taxes	13,448	12,261
Net income	$29,702	$29,744
Earnings per share:
Basic	$1.27	$1.28
Diluted	$1.23	$1.24
Weighted average shares outstanding:
Basic	23,391	23,320
Diluted	24,060	24,065

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31, 2024	March 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$137,074	$144,215
Marketable securities	46,949	38,424
Tuition receivable, net	76,127	90,314
Other current assets	44,793	55,334
Total current assets	304,943	328,287
Property and equipment, net	111,247	109,672
Right-of-use lease assets	103,673	100,293
Marketable securities, non-current	14,981	14,984
Intangible assets	245,098	245,452
Goodwill	1,206,883	1,209,710
Other assets	62,910	65,815
Total assets	$2,049,735	$2,074,213

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$101,749	$102,665
Income taxes payable	2,926	10,190
Contract liabilities	89,563	126,505
Lease liabilities	22,222	20,076
Total current liabilities	216,460	259,436
Deferred income tax liabilities	27,586	30,701
Lease liabilities, non-current	103,004	99,407
Other long-term liabilities	40,186	41,355
Total liabilities	387,236	430,899
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.01; 32,000,000 shares authorized; 24,502,385 and 24,261,716 shares issued and outstanding at December 31, 2024 and March 31, 2025, respectively	245	243
Additional paid-in capital	1,532,414	1,502,852
Accumulated other comprehensive loss	(88,565)	(85,221)
Retained earnings	218,405	225,440
Total stockholders’ equity	1,662,499	1,643,314
Total liabilities and stockholders’ equity	$2,049,735	$2,074,213

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the three months ended March 31,
	2024	2025
Cash flows from operating activities:
Net income	$29,702	$29,744
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on early termination of operating leases, net	(6,166)	—
Amortization of deferred financing costs	140	106
Amortization of investment discount/premium	(27)	(86)
Depreciation and amortization	11,069	11,195
Deferred income taxes	2,406	3,076
Stock-based compensation	5,329	5,471
Impairment of right-of-use lease assets	—	79
Changes in assets and liabilities:
Tuition receivable, net	(7,183)	(13,385)
Other assets	(7,950)	(11,434)
Accounts payable and accrued expenses	6,218	492
Income taxes payable and income taxes receivable	8,586	7,234
Contract liabilities	36,035	37,815
Other liabilities	(529)	(2,651)
Net cash provided by operating activities	77,630	67,656

Cash flows from investing activities:
Purchases of property and equipment	(9,188)	(10,318)
Purchases of marketable securities	—	(25,635)
Proceeds from marketable securities	8,220	34,342
Other investments	(34)	(90)
Net cash used in investing activities	(1,002)	(1,701)

Cash flows from financing activities:
Common dividends paid	(14,734)	(14,797)
Net payments for stock awards	(3,686)	(9,273)
Repurchase of common stock	—	(32,025)
Net cash used in financing activities	(18,420)	(56,095)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(2,305)	68
Net increase in cash, cash equivalents, and restricted cash	55,903	9,928
Cash, cash equivalents, and restricted cash — beginning of period	181,925	146,656
Cash, cash equivalents, and restricted cash — end of period	$237,828	$156,584

STRATEGIC EDUCATION, INC.
UNAUDITED SEGMENT REPORTING
(in thousands)

	For the three months ended March 31,
	2024	2025
Revenues:
U.S. Higher Education	$219,236	$221,008
Australia/New Zealand	47,375	48,260
Education Technology Services	23,639	34,322
Consolidated revenues	$290,250	$303,590
Income (loss) from operations:
U.S. Higher Education	$28,013	$29,956
Australia/New Zealand	(2,255)	(2,096)
Education Technology Services	10,088	13,848
Restructuring costs	5,510	(1,914)
Consolidated income from operations	$41,356	$39,794

Non-GAAP Financial Measures

In our press release and schedules, we report certain financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the press release schedules that follow reconcile the most directly comparable GAAP measure to each non-GAAP measure that we reference. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, total costs and expenses, income from operations, operating margin, income before income taxes, net income, earnings per share or any other comparable financial measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Management uses certain non-GAAP measures to evaluate financial performance because those non-GAAP measures allow for period-over-period comparisons of the Company’s ongoing operations before the impact of certain items described below. Management believes this information is useful to investors to compare the Company’s results of operations period-over-period. These measures are Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), Adjusted EBITDA and Adjusted Diluted Earnings Per Share (EPS). We define Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, and Adjusted Diluted EPS to exclude (1) severance costs, asset impairment charges, gains on sale of real estate and early termination of leased facilities, and other costs associated with the Company’s restructuring activities, (2) income/loss recognized from the Company’s investments in partnership interests and other investments, and (3) discrete tax adjustments utilizing adjusted effective income tax rates of 29.5% and 29.0% for the three months ended March 31, 2024 and 2025, respectively. To illustrate currency impacts to operating results, Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, and Adjusted Diluted EPS for the three months ended March 31, 2025 are also presented on a constant currency basis utilizing an exchange rate of 0.66 Australian Dollars to U.S. Dollars, which was the average exchange rate for the same period in 2024. We define EBITDA as net income before other income, the provision for income taxes, depreciation and amortization, and from this amount in arriving at Adjusted EBITDA we also exclude stock-based compensation expense, amortization expense associated with deferred implementation costs incurred in cloud computing arrangements, and the amounts in (1) above. These non-GAAP measures are reconciled to the most directly comparable GAAP measures in the sections that follow. Non-GAAP measures should not be viewed as substitutes for GAAP measures.

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED REVENUE, ADJUSTED TOTAL COSTS AND EXPENSES, ADJUSTED INCOME FROM OPERATIONS, ADJUSTED OPERATING MARGIN, ADJUSTED INCOME BEFORE INCOME TAXES, ADJUSTED NET INCOME, AND ADJUSTED EPS
(in thousands, except per share data)

		For the three months ended March 31, 2024 Non-GAAP Adjustments
	As Reported (GAAP)	Restructuring costs(1)	Loss from other investments(2)	Tax adjustments(3)	As Adjusted (Non-GAAP)
Revenues	$290,250	$—	$—	$—	$290,250
Total costs and expenses	$248,894	$5,510	$—	$—	$254,404
Income from operations	$41,356	$(5,510)	$—	$—	$35,846
Operating margin	14.2%				12.4%
Income before income taxes	$43,150	$(5,510)	$212	$—	$37,852
Net income	$29,702	$(5,510)	$212	$2,282	$26,686

Earnings per share:
Diluted	$1.23				$1.11
Weighted average shares outstanding:
Diluted	24,060				24,060

		For the three months ended March 31, 2025 Non-GAAP Adjustments
	As Reported (GAAP)	Restructuring costs(1)	Loss from other investments(2)	Tax adjustments(3)	As Adjusted (Non-GAAP)
Revenues	$303,590	$—	$—	$—	$303,590
Total costs and expenses	$263,796	$(1,914)	$—	$—	$261,882
Income from operations	$39,794	$1,914	$—	$—	$41,708
Operating margin	13.1%				13.7%
Income before income taxes	$42,005	$1,914	$4	$—	$43,923
Net income	$29,744	$1,914	$4	$(477)	$31,185

Earnings per share:
Diluted	$1.24				$1.30
Weighted average shares outstanding:
Diluted	24,065				24,065
(1)Reflects severance costs, asset impairment charges, gains on sale of real estate and early termination of leased facilities, and other costs associated with the Company’s restructuring activities.
(2)Reflects income/loss recognized from the Company’s investments in partnership interests and other investments.
(3)Reflects tax impacts of the adjustments described above and discrete tax adjustments related to stock-based compensation and other adjustments, utilizing adjusted effective income tax rates of 29.5% and 29.0% for the three months ended March 31, 2024 and 2025, respectively.

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Q1 2025 AS ADJUSTED WITH CONSTANT CURRENCY
(in thousands, except per share data)

	As Adjusted (Non-GAAP)	Constant currency adjustment(1)	As Adjusted with Constant Currency (Non-GAAP)
Revenues	$303,590	$2,153	$305,743
Total costs and expenses	$261,882	$2,274	$264,156
Income from operations	$41,708	$(121)	$41,587
Operating margin	13.7%		13.6%
Income before income taxes	$43,923	$(93)	$43,830
Net income	$31,185	$(66)	$31,119

Earnings per share:
Diluted	$1.30		$1.29
Weighted average shares outstanding:
Diluted	24,065		24,065
(1)Reflects an adjustment to translate foreign currency results for the three months ended March 31, 2025 at a constant exchange rate of 0.66 Australian Dollars to U.S. Dollars, which was the average exchange rate for the same period in 2024.

STRATEGIC EDUCATION, INC.
UNAUDITED NON-GAAP SEGMENT REPORTING
(in thousands)

	For the three months ended March 31,
	2024	2025
Revenues:
U.S. Higher Education	$219,236	$221,008
Australia/New Zealand	47,375	48,260
Education Technology Services	23,639	34,322
Consolidated revenues	290,250	303,590

Income (loss) from operations:
U.S. Higher Education	$28,013	$29,956
Australia/New Zealand	(2,255)	(2,096)
Education Technology Services	10,088	13,848
Restructuring costs	5,510	(1,914)
Consolidated income from operations	41,356	39,794

Adjustments to consolidated income from operations:
Restructuring costs	(5,510)	1,914
Total adjustments to consolidated income from operations	(5,510)	1,914

Adjusted income (loss) from operations by segment:
U.S. Higher Education	28,013	29,956
Australia/New Zealand	(2,255)	(2,096)
Education Technology Services	10,088	13,848
Total adjusted income from operations	$35,846	$41,708

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA
(in thousands)

	For the three months ended March 31,
	2024	2025
Net income	$29,702	$29,744
Provision for income taxes	13,448	12,261
Other income	(1,794)	(2,211)
Depreciation and amortization	11,069	11,195
EBITDA (1)	52,425	50,989
Stock-based compensation	5,329	5,471
Restructuring costs (2)	(5,646)	1,689
Cloud computing amortization (3)	2,160	1,807
Adjusted EBITDA (1)	$54,268	$59,956
(1)Denotes non-GAAP financial measures. Please see the information in the Non-GAAP Financial Measures section of this press release for more detail regarding these adjustments and management’s reasons for providing this information.
(2)Reflects severance costs, asset impairment charges, gains on sale of real estate and early termination of leased facilities, and other costs associated with the Company’s restructuring activities. Excludes $0.1 million of depreciation and amortization expense for the three months ended March 31, 2025 and $0.1 million of stock-based compensation expense for the three months ended March 31, 2024 and 2025.
(3)Reflects amortization expense associated with deferred implementation costs incurred in cloud computing arrangements.